UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 12, 2012

POKERTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2012, the Audit Committee of the Board of Directors of PokerTek Inc., (the “Company”) determined, based on the recommendation of management, that the Company should restate its unaudited interim financial statements for each of the first three quarters of 2011.

Management is making these changes to revise its previous conclusions regarding the application of Accounting Standards Update 2009-14 “Software (Topic 985), Certain Revenue Arrangements That Include Software Elements” and Accounting Standards Update 2009-13 “Revenue Recognition (Topic 605), Multiple-Deliverable Revenue Arrangements” to several customer contracts entered into during the first nine months of 2011 which involved the sale of hardware accompanied by embedded software and related services. The Form 10-Q’s previously filed for the interim periods ended March 31, 2011, June 30, 2011 and September 30, 2011 will be restated. This restatement did not affect any audited prior year periods.

As a result, the Audit Committee also determined on March 12, 2012 that the previously issued financial statements for each of the first three quarterly periods of 2011 should no longer be relied upon. The financial statements for these quarterly periods were unaudited.

On a year-to date basis, the effect of the restatement from the results that were included in the Company’s September 30, 2011 Form 10-Q is an increase to previously reported revenue of approximately $260 thousand and a decrease to previously reported net loss of approximately $158 thousand for the nine months ended September 30, 2011.

On a quarterly basis, the effect was an increase to previously reported revenue of approximately $282 thousand and a decrease to previously reported net loss of approximately $187 thousand for the three months ended March 31, 2011; a decrease to previously reported revenue of approximately $78 thousand and an increase to previously reported net loss of approximately $51 thousand for the three months ended June 30, 2011; and an increase to previously reported revenue of approximately $56 thousand and a decrease to previously reported net loss of approximately $22 thousand for the three months ended September 30, 2011.

The quantification of the effect on the quarterly financial statements is subject to continuing analysis and review by management, and it is possible these estimates may change before considered final.  The restatement of the quarterly financial results will be made in connection with the filing of the Company’s 2011 Form 10-K.

Management and the Audit Committee of the Board of Directors have each discussed the matters disclosed in this Current Report on Form 8-K with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date:	March 12, 2012	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer
and Chief Financial Officer

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